SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Corporate Square, Atlanta, Georgia	30329-2009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-728-2719

NONE

(Former name, former address and former fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On November 12, 2003, Global Payments Inc., or Global Payments, completed the acquisition of Latin America Money Services, LLC, or LAMS, a Delaware limited liability company which directly owned a majority of the outstanding equity interests in DolEx Dollar Express, Inc., a Texas corporation, or DolEx, and indirectly owned a majority of the outstanding equity interests in DolEx Envios, S.A. de C.V., a Mexican subsidiary of DolEx, or DolEx Envios. The transaction was structured as a merger of GP Ventures (Texas), Inc., a Delaware corporation and wholly-owned subsidiary of Global Payments, into LAMS, with LAMS remaining as the surviving entity in the merger. Global Payments also acquired the remaining equity interests in DolEx that were not already owned by LAMS from the DolEx Class B shareholders. As a result of the transaction, LAMS is now a wholly-owned subsidiary of Global Payments, DolEx is a wholly-owned subsidiary of LAMS and DolEx Envios is a majority-owned subsidiary of DolEx because one share of DolEx Envios is owned by GP Finance, Inc., a wholly-owned subsidiary of Global Payments.

Under the terms of the merger agreement, Global Payments paid approximately $190 million for LAMS, DolEx and DolEx Envios through a combination of approximately $65 million in cash-on-hand at closing and the issuance of approximately $125 million in promissory notes payable to the order of the LAMS members and the DolEx Class B shareholders. The LAMS members and the DolEx Class B shareholders are also eligible to receive a contingent payment of up to $10 million based on the 2003 financial results of DolEx. Concurrent with the acquisition, we changed the name of our “Funds Transfer” service offerings to “Money Transfer”, under which DolEx revenue will be reported. We intend to operate the acquired business in a manner consistent with DolEx’s historical operations.

Founded in 1996, DolEx is a leading provider of consumer-to-consumer electronic money transfer services to the Latino community living in the United States and their Latin American families abroad. DolEx’s services allow customers to send money from DolEx’s network of retail branches in the United States to beneficiaries in Latin America. DolEx operates hundreds of branches across the United States in areas with large Latino populations, and has settlement arrangements with thousands of retail, bank and exchange house locations in Latin America.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item is not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated August 11, 2003, filed as Exhibit 10 to the Registrant’s Current Report on Form 8-K dated August 11, 2003, File No. 001-16111 and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: November 26, 2003	By:	/s/ James G. Kelly

James G. Kelly Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)